Exhibit 4.2

THE BANCORP, INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee, Paying Agent and Security Registrar

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 18, 2025

TABLE OF CONTENTS

Page

ARTICLE 1. DEFINITIONS	1
1.01 Relation to Base Indenture	1
1.02 Definition of Terms	1
ARTICLE 2. GENERAL TERMS AND CONDITIONS OF THE NOTES; FORM OF NOTES	2
2.01 Designation and Principal Amount	2
2.02 Maturity	3
2.03 Form, Payment and Appointment of Agents	3
2.04 Global Note	3
2.05 Interest.	4
2.06 No Sinking Fund	4
2.07 Payment of the Notes	4
ARTICLE 3. REDEMPTION OF THE NOTES	4
3.01 Optional Redemption	4
ARTICLE 4. CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE	5
4.01 Merger	5
4.02 Sale or Issuance of Capital Stock of Principal Subsidiary Bank	5
ARTICLE 5. EVENTS OF DEFAULT	6
5.01 Events of Default	6
5.02 Acceleration of Maturity; Rescission and Annulment	8
ARTICLE 6. CERTAIN COVENANTS	8
6.01 Existence	8
ARTICLE 7. ISSUE OF NOTES	8
7.01 Original Issue of Notes	8
7.02 Further Issues of Notes	8
ARTICLE 8. IMMUNITY OF STOCKHOLDERS, EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS	8
8.01 Indenture and Notes Solely Corporate Obligations	8
ARTICLE 9. MISCELLANEOUS	9

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9.01 Ratification of Indenture	9
9.02 Conflict	9
9.03 Trustee Not Responsible for Recitals; Rights, Protections, Immunities and Indemnities	9
9.04 New York Law to Govern; Waiver of Jury Trial	9
9.05 Separability	10
9.06 Counterparts	10

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THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 18, 2025, is between The Bancorp, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), and Wilmington Trust, National Association, a national banking association, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, Section 9.01(9) of a Senior Debt Indenture, dated August 13, 2020 (herein called the “Base Indenture”, and as amended, supplemented and modified by this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of series of the Company’s senior notes, provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.01 and Section 3.01 of the Base Indenture;

WHEREAS, pursuant to Section 3.01 of the Base Indenture, the Company wishes to provide for the issuance of $200,000,000 aggregate principal amount of a new series of Securities to be known as its 7.375% Senior Notes due 2030 (herein called the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.
DEFINITIONS

Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

Definition of Terms. For all purposes of this Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) unless otherwise specified or unless the context requires otherwise, (i) all references in this Supplemental Indenture to Sections refer to the corresponding Sections of this Supplemental Indenture and (ii) the terms “herein”, “hereof”, “hereunder” and any other word of similar import refer to this Supplemental Indenture; and

(f) the following terms have the meanings given to them in this Section 1.02(f):

“Capital Stock” shall have the meaning set forth in Section 4.02.

“DTC” shall have the meaning set forth in Section 2.03.

“Global Note” shall have the meaning set forth in Section 2.04.

“Initial Notes” shall have the meaning set forth in Section 7.01.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b).

“Interest Period” shall have the meaning set forth in Section 2.05(a).

“Principal Subsidiary Bank” shall have the meaning set forth in Section 4.02.

“Maturity Date” shall have the meaning set forth in Section 2.02.

“Voting Stock” shall have the meaning set forth in Section 4.02.

The terms “Company,” “Trustee,” “Base Indenture,” “Supplemental Indenture,” “Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture and the paragraph preceding such recitals.

Conflicts with Base Indenture. In the event that any provision of this Supplemental Indenture expressly limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control with respect to the Notes.

ARTICLE 2.
GENERAL TERMS AND CONDITIONS OF THE NOTES; FORM OF NOTES

Designation and Principal Amount. The Notes may be issued from time to time upon Company Order for the authentication and delivery of Notes pursuant to Section 3.03 of the Base Indenture. There is hereby authorized a series of Securities designated as the 7.375% Senior Notes due 2030 having an initial aggregate principal amount of $200,000,000. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is September 1, 2030 (the “Maturity Date”).

Form, Payment and Appointment of Agents. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto and shall bear the legend set forth on Exhibit A in lieu of that set forth in Section 2.04 of the Base Indenture, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof. Except as provided in Section 3.05 of the Base Indenture, the Notes will be issued only in book-entry form as Global Securities. Principal of and interest on the Notes will be payable in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such Global Note. The principal of any certificated Notes will be payable at the office or agency of the Company maintained for such purpose which shall initially be the principal office of the Trustee at 1100 North Market Street, Wilmington, Delaware 19890, Attn: The Bancorp, Inc. Administrator; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).

The Company hereby appoints the Trustee to act as Security Registrar and Paying Agent for the Notes.

The Notes will be issuable and may be transferred only in minimum denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The specified currency of the Notes shall be U.S. Dollars.

Notwithstanding any other provisions of the Indenture, (i) all payments on Global Notes may be made pursuant to the Applicable Procedures and (ii) any notice required to be given to Holders of the Notes under the Indenture shall be sufficiently given if given to DTC (or its designee), pursuant to the Applicable Procedures, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.

In any case where any Interest Payment Date, Redemption Date or Maturity Date of the Notes shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of the Notes) payment of interest or principal (and premium, if any), need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or the Maturity Date, as the case may be.

Global Note. The Notes shall be issued initially in the form of one or more fully registered Global Securities (each such Global Security, a “Global Note”) deposited with DTC or its designated custodian or such other Depositary as any officer of the Company may from time to time designate to the Trustee in writing. Unless and until a Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to DTC or a nominee of DTC, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

2.05 Interest.

(a) Interest payable on any Interest Payment Date, Redemption Date or the Maturity Date with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of August 18, 2025, if no interest has been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date or Redemption Date or Maturity Date, as the case may be (each, an “Interest Period”).

(b) The Notes will bear interest at the rate of 7.375% per annum from August 18, 2025 until the principal of the Notes has been paid in full or a sum sufficient to pay the principal of the Notes has been made available for payment. Interest on the Notes shall be payable semi-annually in arrears on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing March 1, 2026, to the Persons in whose names the relevant Notes are registered at the close of business on the February 15 and August 15 immediately preceding the applicable Interest Payment Date (each such date, a “Regular Record Date”).

(c) The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(d) Interest due on the Maturity Date (whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

No Sinking Fund. The Notes are not be subject to repayment at the option of any Holder at any time prior to maturity and are not entitled to any sinking fund.

Payment of the Notes. Not later than 10:00 a.m. (New York City time) on each due date of the principal of, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, redemption payments, premium, if any, and interest so becoming due. All the payments must be in U.S. Dollars.

ARTICLE 3.
REDEMPTION OF THE NOTES

The provisions of this Article 3 apply solely with respect to the Notes and all references to Holders in this Article 3 shall be solely to Holders of the Notes.

Optional Redemption. The Notes are not subject to redemption at the option of the Company at any time except as described in this Article 3 and Article XI of the Base Indenture (as amended by this Article 3).

On or after the 30th day prior to the Maturity Date of the Notes, the Notes will be redeemable at the option of the Company in whole or in part at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued interest to but excluding the Redemption Date.

If the Company elects to redeem the Notes pursuant to this Section 3.01, the Company will provide notice of redemption not less than 10 days nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed in accordance with Section 11.04 of the Base Indenture.

ARTICLE 4.
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER, OR LEASE

The provisions of this Article 4 apply solely with respect to the Notes.

Merger. In addition to the requirements set forth in Section 8.01 of the Base Indenture, the Company shall not consolidate with or merge into any other Person or convey, transfer, or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, or lease its properties and assets substantially as an entirety to the Company if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, unless the Company or such successor Person, as the case may be, shall take such steps to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby.

Sale or Issuance of Capital Stock of Principal Subsidiary Bank. Except as otherwise provided herein or in Article VIII of the Base Indenture, the Company shall not, directly or indirectly: (a) sell, assign, pledge, transfer or otherwise dispose of, or permit to be issued, any shares of Capital Stock of a Principal Subsidiary Bank or any securities convertible into or rights to subscribe to such Capital Stock, unless, after giving effect to (i) such sale, pledge, assignment, transfer, disposition or issuance, and (ii) the conversion of such securities into, or exercise of such rights with respect to, such Capital Stock, the Company will own, directly or indirectly, at least 80% of the outstanding shares of Capital Stock of each class of Capital Stock of such Principal Subsidiary Bank; or (b) pay any dividend in Capital Stock of a Principal Subsidiary Bank or make any other distribution in Capital Stock of a Principal Subsidiary Bank, unless the Principal Subsidiary Bank to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal and any premium and interest on the Notes; provided, however, that the foregoing shall not prohibit any of the following: (1) any dispositions made by the Company or any Principal Subsidiary Bank of the Company (A) acting in a fiduciary capacity for any Person other than the Company or any Principal Subsidiary Bank of the Company or (B) to the Company or any wholly-owned Subsidiary; (2) the merger or consolidation of a Principal Subsidiary Bank with and into another Principal Subsidiary Bank; (3) the sale, assignment, pledge, transfer or other dispositions of shares of Voting Stock of a Principal Subsidiary Bank made by the Company or any Subsidiary of the Company if: (A) the sale, assignment, pledge, transfer or other disposition is made, in the minimum amount required by law, to any Person for the purpose of the qualification of such Person to serve as a director; or (B) the sale, assignment, pledge, transfer or other disposition is made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by any such court or regulatory authority to the acquisition by the Company or any Principal Subsidiary Bank of the Company, directly or indirectly, of any other Person; or (C) the sale, assignment, pledge, transfer or other disposition of Voting Stock or any other securities convertible into or rights to subscribe to Voting Stock of a Principal Subsidiary Bank, so long as: (i) any such transaction is made for fair value as determined by the Board of Directors or the board of directors of the Principal Subsidiary Bank of the Company disposing of such Voting Stock or other securities or rights, and (ii) after giving effect to such transaction and to any potential dilution, the Company and its wholly-owned Subsidiaries will own, directly or indirectly, at least 80% of the Voting Stock of such Principal Subsidiary Bank; (4) any Principal Subsidiary Bank from selling additional shares of Voting Stock to its shareholders at any price, so long as immediately after such sale, the Company owns, directly or indirectly, at least as great a percentage of the Voting Stock of such Principal Subsidiary Bank as the Company owned prior to such sale of additional shares; or (5) a pledge made or a lien created to secure loans or other extensions of credit by a Principal Subsidiary Bank subject to Section 23A of the Federal Reserve Act. As used herein, “Capital Stock” shall mean any shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity, “Voting Stock” shall mean stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency, and “Principal Subsidiary Bank” shall mean any subsidiary of the Company that is a bank or trust company organized and doing business under any state or federal law, the consolidated assets of which constitute 50% or more of the consolidated assets of the Company.

ARTICLE 5.
EVENTS OF DEFAULT

Events of Default. Solely with respect to the Notes, Section 5.01 of the Base Indenture is hereby replaced in its entirety by the following:

“Section 5.01. Events of Default. “Event of Default,” wherever used herein with respect to the Notes, means any one of the following events with respect to the Notes (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest upon any Note when it becomes due and payable (as extended or deferred), and continuance of such default for a period of 90 days; or

(2) default in the payment of the principal of, any premium or sinking fund payment, if any, on any Note at its Maturity; or

(3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied within a specified time after receipt of such notice and stating that such notice is a “Notice of Default” hereunder; or

(4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days (provided that, if any Person becomes the successor to the Company pursuant to Article VIII and such Person is organized and validly existing under the law of a jurisdiction outside the United States, each reference in this Clause (4) to an applicable Federal or State law of a particular kind shall be deemed to refer to such law or any applicable comparable law of such non-U.S. jurisdiction, for as long as such Person is the successor to the Company hereunder and is so organized and existing); or

(5) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action (provided that, if any Person becomes the successor to the Company pursuant to Article VIII and such Person is organized and validly existing under the law of a jurisdiction outside the United States, each reference in this Clause (5) to an applicable Federal or State law of a particular kind shall be deemed to refer to such law or any applicable comparable law of such non-U.S. jurisdiction, for as long as such Person is the successor to the Company hereunder and is so organized and existing); or

(6) in the event a receiver, conservator or similar official is appointed for the Company’s principal banking subsidiary (which, for the avoidance of doubt, as of the date hereof, is The Bancorp Bank); or

(7) a default under a bond, debenture, note or other evidence of indebtedness for money borrowed by the Company that has a principal amount outstanding that is more than $25.0 million (other than non-recourse indebtedness) under the terms of the instrument under which the indebtedness is issued or secured, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the acceleration has not been rescinded or annulled, or the indebtedness has not been discharged, or there has not been deposited in trust enough money to discharge the indebtedness, and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under this Indenture.”

Acceleration of Maturity; Rescission and Annulment. Solely with respect to the Notes, all references in the Base Indenture to “Section 5.01(4)” and/or “Section 5.01(5)” shall be deemed to also include a reference to “Section 5.01(6)”.

ARTICLE 6.
CERTAIN COVENANTS

Existence. Section 10.04 of the Base Indenture is hereby deleted in its entirety solely with respect to the Notes.

ARTICLE 7.
ISSUE OF NOTES

Original Issue of Notes. The aggregate principal amount of Notes that initially may be authenticated and delivered under this Supplemental Indenture (the “Initial Notes”) shall be limited to $200,000,000, subject to increase as set forth in Section 7.02 of this Supplemental Indenture

Further Issues of Notes. The Company may from time to time, without notice to or the consent of the Holders of the Notes, increase the aggregate principal amount of the Notes by issuing additional Notes in the future with the same terms and conditions as the Initial Notes, except for any differences in the issue date, the issue price and the initial Interest Payment Date, and with the same CUSIP number as the Initial Notes; provided that if any additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such additional Notes will be issued under a separate CUSIP number. The Initial Notes and any additional Notes would rank equally and ratably and would be treated as a single series for all purposes under the Indenture.

ARTICLE 8.
IMMUNITY OF STOCKHOLDERS,
EMPLOYEES, AGENTS, OFFICERS AND DIRECTORS

Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any stockholder, employee, agent, officer or director, as such, past, present or future, of the Company or of any successor corporation; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Supplemental Indenture and the issue of the Notes.

ARTICLE 9.
MISCELLANEOUS

Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

Conflict. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act of 1939, as amended, such required provision shall control.

9.03 May Hold Securities. Solely with respect to the Notes, Section 6.05 of the Base Indenture is hereby replaced in its entirety by the following:

(a) “The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and Section 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent. Subject to the limitations imposed by the Trust Indenture Act, nothing in this Indenture shall prohibit the Trustee from becoming and acting as trustee under other indentures under which other securities, or certificates of interest of participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.”

9.04 Resignation and Removal; Appointment of Successor. Solely with respect to the Notes, Section 6.10(1) of the Base Indenture is hereby replaced in its entirety by the following:

(a) “(1) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or”

Trustee Not Responsible for Recitals; Rights, Protections, Immunities and Indemnities. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. All of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

New York Law to Govern; Waiver of Jury Trial. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING AMONG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with the Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture or the Notes brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (e.g., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (e.g., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee, except such acceptance shall not be unreasonably withheld or delayed. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, as of the day and year first written above.

THE BANCORP, INC. By: /s/ Damian Kozlowski Name: Damian Kozlowski Title: Chief Executive Officer

[The Bancorp, Inc. —Signature Page to Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee By: /s/ Michael H. Wass Name: Michael H. Wass Title: Vice President

[The Bancorp, Inc. —Signature Page to Second Supplemental Indenture]

EXHIBIT A

Form of Note

THIS NOTE IS AN UNSECURED DEBT OBLIGATION OF THE BANCORP, INC. (THE “COMPANY”). THIS NOTE IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY OR A SUCCESSOR DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED HEREIN AND IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE BANCORP, INC., AS ISSUER, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE BANCORP, INC.

7.375% SENIOR NOTES DUE 2030

No. 1 CUSIP NO. 05969A AB1 ISIN NO. US05969AAB17	U.S. $200,000,000.00

The Bancorp, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of TWO HUNDRED MILLION United States Dollars (as may be increased or decreased as reflected on the Schedule of Increases and Decreases in Global Security attached hereto) on September 1, 2030 and all accrued and unpaid interest thereon on September 1, 2030, or if such day is not a Business Day, the following Business Day. The Company further promises to pay interest on said principal sum from and including August 18, 2025, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on March 1 and September 1 in each year (each an “Interest Payment Date”), commencing March 1, 2026 at the rate of 7.375% per annum, computed for any full semiannual period on the basis of a 360-day year of twelve 30-day months and computed for any partial semiannual period on the actual days elapsed during such period, until the principal hereof is due, and at the rate of 7.375% per annum on any overdue principal amounts, and, to the extent permitted by law, on any overdue interest.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on February 15 or August 15, as the case may be, of each year (whether or not a Business Day) (each such date, a “Regular Record Date”). Interest on the Outstanding Notes payable at maturity will be payable to the persons to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, with notice thereof to be given by the Trustee to Holders of Notes not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Notes may be quoted or listed, and upon such notice as may be required by such system or exchange, all as more fully provided in the Indenture.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Payment of principal and interest shall be made at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, by Dollar check drawn on, or transfer to, a Dollar account. Payments of interest on this Note may be made by Dollar check, drawn on a Dollar account, mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Regular Record Date, by transfer to a Dollar account.

Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered.

THE BANCORP, INC. By: __________________________ Name: Damian Kozlowski Title: Chief Executive Officer and President

(Trustee’s Certificate of Authentication)

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
Dated:	By: __________________________ Authorized Signatory

[FORM OF REVERSE SIDE OF THE NOTE]

This Note is one of a duly authorized issue of senior debt securities of the Company designated as its “7.375% Senior Notes due 2030” (the “Notes”). This Note is a “Security” and the Notes are “Securities” under the Indenture (as defined below). The Notes, taken together, are initially limited in aggregate principal amount to U.S. $200,000,000 issued and are to be issued under an Indenture, dated as of August 13, 2020 (herein called the “Base Indenture”), between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”, which term includes any successor trustee under the Base Indenture), as amended and supplemented by the Second Supplemental Indenture, dated as of August 18, 2025 between the Company and the Trustee (the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”), to which Indenture and all applicable indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged, at the Corporate Trust Office of the Trustee. The Trustee upon such surrender by the Holder will issue the new Notes in the requested denominations.

On or after August 2, 2030, the Notes will be redeemable in whole or in part at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus in each case accrued interest to but excluding the Redemption Date.

The Notes are not be subject to repayment at the option of any Holder at any time prior to maturity and are not entitled to any sinking fund.

The Notes are unsecured and rank equally with all of the Company’s other unsecured and unsubordinated indebtedness.

The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The Company may, without consent of the Holders of the Notes, increase the aggregate principal amount of the Notes by issuing additional Notes in the future on the same terms and conditions as the Notes, except for any difference in the issue price and initial Interest Payment Date, and with the same CUSIP number as the Notes. The Notes and any additional Notes issued by the Company would rank equally and ratably and would be treated as a single series for all purposes under the Indenture.

In any case where the due date for the payment of the principal of or interest on any Note at any Place of Payment, as the case may be, is not a Business Day, then payment of principal or interest need not be made on or by such date at such place but may be made on or by the next succeeding Business Day, with the same force and effect as if made on the date for such payment, and no interest shall accrue on the amount so payable for the period after such date.

If an Event of Default shall occur and be continuing, the principal of all the Notes, together with accrued interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note or such other Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 30% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by any Holder of this Note for the enforcement of any payment of principal of or interest on this Note or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

The Notes will be subject to defeasance and covenant defeasance pursuant to Sections 12.02 and 12.03 of the Base Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or interest on this Note and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within book-entry Security, and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________________ attorney to transfer such security on the books of the Company, with full power of substitution in the premises.

Your Signature:
Your Name:
Date:

NOTICE:

The signature to this assignment must correspond with the name as written upon the face of the within book-entry Security in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of e Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $200,000,000. The following increases and decreases in this Global Security have been made:

Date of Increase or Decrease	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee